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                                                                 EXHIBIT (A)(IV)

                         ENTERPRISE ACCUMULATION TRUST

                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                SHARES OF BENEFICIAL INTEREST ($0.10 PAR VALUE)

         Pursuant to Section 6.9 of the Declaration of Trust, dated March 1, 1988, as amended (the "Declaration of Trust"), of Enterprise Accumulation Trust (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest ($0.10 par value) in order to add three additional series of Shares (as defined in the Declaration of Trust) of the Trust. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

         1.       The series shall be as follows:

                  The new series of the Trust shall be designated as:
                           "Enterprise Total Return Portfolio".

                  The other existing series of the Trust are as follows:
                           "Enterprise Small Company Growth Portfolio";
                           "Enterprise Small Company Value Portfolio";
                           "Enterprise Capital Appreciation Portfolio";
                           "Enterprise Equity Portfolio";
                           "Enterprise Equity Income Portfolio";
                           "Enterprise Growth Portfolio";
                           "Enterprise Growth and Income Portfolio";
                           "Enterprise International Growth Portfolio";
                           "Enterprise Global Financial Services Portfolio"; "Enterprise Managed Portfolio";
                           "Enterprise High-Yield Bond Portfolio";
                           "Enterprise Balanced Portfolio";
                           "Enterprise Internet Portfolio";
                           "Enterprise Multi-Cap Growth Portfolio";
                           "Enterprise Mid-Cap Growth Portfolio";
                           "Enterprise Emerging Countries Portfolio";
                           "Enterprise Worldwide Growth Portfolio";
                           "Enterprise Global Health Care Portfolio"; and "Enterprise Global Socially Responsive Portfolio".

         2. Each series shall be authorized to invest in cash, securities and instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be


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redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in
Section 6.9 of the Declaration of Trust.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

         IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 15th day of November, 2001.


/s/ Victor Ugolyn                            /s/ Arthur Howell
-------------------------------               ------------------------------
Victor Ugolyn                                Arthur Howell
As Trustee and Not Individually              As Trustee and Not Individually



/s/ Arthur Dietz                             /s/ Lonnie H. Pope
-------------------------------              -------------------------------
Arthur Dietz                                 Lonnie H. Pope
As Trustee and Not Individually              As Trustee and Not Individually



/s/ William A. Mitchell, Jr.                 /s/ Samuel J. Foti
-------------------------------              -------------------------------
William A. Mitchell, Jr.                     Samuel J. Foti
As Trustee and Not Individually              As Trustee and Not Individually



/s/ Michael I. Roth
-------------------------------
Michael I. Roth
As Trustee and Not Individually